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                                                                   EXHIBIT 10.30

                          CONCORD COMMUNICATIONS, INC.

                                    Executive

                        Incentive Stock Option Agreement

1.    Grant Under 1997 Stock Plan

      This Option Agreement is effective only when attached to a Notice of Grant of Stock Options (the "Notice") signed on behalf of Concord Communications, Inc. (the "Company") and by the option holder (the "Employee"). The option granted under the Notice (the "Option") is granted pursuant to and is governed by the Company's 1997 Stock Plan (the e Plan") and , unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this Option pursuant to the Plan shall be governed by the Plan as it exists on this date. In the event of any inconsistency or conflict between this Agreement and the Plan, the terms of the Plan shall govern.

2.    Other Options

      This Option is in addition to any other Options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another Option.

3.    Extent of Option if Employment Continues

      If the Employee continues to be employed by the Company on the date(s) described in the Notice, the Employee may exercise the Option for the number of shares indicated. Shares which vest "quarterly" vest in equal installments as of the end of each three-month period during the interval described in the Notice.

      The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, may be exercised up to and including the time of Expiration set forth in the Notice. All of the foregoing rights are subject to Sections 4 and 5 of this Agreement, as appropriate, if the Employee ceases to be employed by the Company or becomes disabled or dies while in the employ of the Company.

      Effective upon the date immediately following any Change in Control (as defined) of the Company, the "Full Vest" date(s) ser forth in the Notice shall be automatically accelerated by twenty-four (24) months. Notwithstanding the foregoing, of within twenty-four (24) months after a Change in Control there is a Termination Event (as defined), all of the Employee's unvested Options shall automatically become fully vested as of the date of such Termination Event.
      For purposes hereof, a "Change in Control" shall have occurred if at any time any of the

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following events shall occur:

            (A) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of then-outstanding securities of the combined corporation or person immediately after such transaction are held in the aggregate by the holders of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

            (B) The Company sells or other wise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of the Voting Stock of the Company immediately prior to such sale or transfer;

            (C) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act of 1934 (the "1934 Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the 1934 Act) of securities representing 33% or more of the Voting Stock; or

            (D) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the 1934 Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

provided, however, that notwithstanding the foregoing provisions of this Section, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities (iii) any Company sponsored employee stock ownership plan or any other employee benefit plan of the Company, or (iv) any corporation or legal person approved by the Board of Directors prior to the occurrence of the event that, absent such approval by the Board of Directors, would have constituted a Change in Control, either files or become obligated to file a report or a proxy statement under or in response to the Schedule 13D, Schedule 14D-1, Form 8-K or
Schedule 14A (or any successor schedule, form or report or item therein) under the 1934 Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 33% or otherwise, or because the Company reports that a change in



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control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

Notwithstanding anything to the contrary in the Agreement, if the Employee is a Disqualified Individual (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) and if any portion of any acceleration of vesting, payment or transfer of property under this Agreement would be an Excess Parachute Payment (as defined in Section 280G of the Code) but for the application of this sentence, then the amount of such acceleration, payment or transfer otherwise payable to the Employee pursuant to the Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of such payment, as so reduced, constitutes an Excess Parachute Payment; provided, however, that no reduction shall be made if the net economic effect would be disadvantageous to eh Employee, taking into account all the facts and circumstances including any tax savings resulting from the reduction.

For purposes hereof, "Cause" shall mean:

      (i) the Employee's willful and substantial misconduct with respect to the business and affairs of the Company, or any subsidiary or affiliate thereof;

      (ii) the Employee's gross neglect of duties, dishonesty, deliberate disregard of any material rule or policy of the Company or the commission by the Employee of any other action with the intent to injure the Company, or any subsidiary or affiliate thereof;

      (iii) the Employee's commission of an act involving embezzlement or fraud or commission of a felony; or

      (iv) the commission of an act which induces any customer of the Company to breach a contract or purchase order with the Company, or any subsidiary or affiliate thereof.

"Good Reason" means the occurrence of one or more of the following events following a Change in Control:

      (i) Without the Employee's express written consent, the Company shall reduce the Employee's duties and responsibilities from those assigned to the Employee immediately prior to the Change in Control; or

      (ii) Without the Employee's express written consent, the Company shall require the Employee to have his principal location of work changed to any location which is in excess of 60 miles from the location thereof immediately prior to the Change in Control; or


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      (iii) Without the Employee's express written consent, the Company shall materially reduce the Employee's benefits under existing benefit plans, unless there is a concurrent reduction uniformly among all persons entitled to such benefits.

For purposes hereof, a "Termination Event" shall occur if at any time after a Change in Control of the Company, the Company (or any successor corporation) terminates the Employee's employment without Cause or the Employee voluntarily terminates his employment for Good Reason.

The rights afforded to the Employee under this Section shall terminate (except as to options that have been deemed to vest immediately upon a Change in Control) upon the earlier of (i) twenty-four (24) months following any Change in Control of the Company, (ii) the date prior to any Change in Control of the Company that the Employee for any reason ceases to be an employee of the Company and (iii) the date following any Change in Control of the Company that the Employee is terminated for Cause or voluntarily terminates his employment (other than for Good Reason).

4.    Termination of Employment

If the Employee ceases to be employed by the Company other than by reason of death or disability, the Option shall terminate after the passage of sixty (60) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of the Option.

5.    Death or Disability

If the Employee dies while in the employ of the Company, the Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his death, by his estate, personal representative, or beneficiary to whom the Option has been assigned pursuant to Section 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Employee ceases to be employed by the Company by reason of his disability (as defined in the Plan), the Option may be exercised to the extent of the number of shares with respect to which he could have exercised it on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180 day period or the scheduled expiration date, whichever is the earlier, the Option shall terminate and the only rights hereunder shall be those as to which the Option was properly exercised before such termination.

6.    Partial Exercise



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Exercise of the Option up to the extent stated in the Notice of Grant may be made in part at any time and from time to time within the above limits, except that the Option may not be exercised for a fraction of a share.

7.    Agreement to Purchase for Investment

By acceptance of the Option, the Employee agrees that a purchase of shares under the Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Employee agrees if requested to sign a certificate to such effect at the time of exercising the Option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act and with any applicable state securities laws.

8.    Method of Exercising Option

      (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice and payment have been received.

      (b) The Option price shall be paid in cash or by check or, with the consent of the Committee in its sole discretion, in the following manner:

            (i) subject to Section 8(c) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

            (ii) by delivery of the Employee's personal recourse note bearing interest payable not less than annually at the rate set forth in the Plan; or

            (iii) by any combination of the foregoing.

      (c) If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of option shares shall be subject to all



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restrictions and limitations applicable to the Old Stock to the extent that the
Employee paid for the option shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

      (d) The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

9.    Option Not Transferable

The Option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime, only the Employee can exercise the Option.

10.   No Obligation to Exercise Option

The grant and acceptance of the Option imposes no obligation on the Employee to exercise it.

11.   No Obligation to Continue Employment

The Company is not by the Plan or the Option obligated to continue the Employee in employment.

12.   No Rights as Stockholder Until Exercise

The Employee shall have no rights as a stockholder with respect to shares subject to the Option until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

13.   Early Disposition



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The Employee agrees to notify the Company of any disposition of any shares of
Common Stock acquired on the exercise of the Option within the two year period beginning on the date of grant or within one year after the date of the transfer of such shares to the Employee. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition. Employees who receive incentive stock options will be disqualified under Section 422 of the Internal Revenue Code from receiving the favorable income tax treatment otherwise available with respect to the exercise of such an option if they dispose of the stock received on exercise of the option within either of the one or two year periods described in the preceding sentence.

14.   Withholding Taxes

If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to the Option, the Employee hereby agrees that the Company may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of the Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

15.   Arbitration

Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

16.   Provision of Documentation to Employee

By signing the Notice the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

17.   Miscellaneous

      (a) Notices. All communications hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth in the Notice. The addresses for such communications may be changed from time to time by written notice given in the manner provided for



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herein.


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      (b) Entire Agreement; Modification. The Notice and this Agreement constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

      (c) Severability. The invalidity, illegality or unenforceability of any provision of the Notice or this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

      (d) Successors and Assigns. The Notice and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

      (e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of The Commonwealth of Massachusetts.